Exhibit 99.1

Rural Cellular Corporation

 Reports Record

EBITDA and Free Cash Flow in

First Quarter 2002

For Immediate Release

May 6, 2002—Alexandria, MN—Rural Cellular Corporation (“RCC”) (Nasdaq/NMS: RCCC) today reports unaudited consolidated financial results for the quarter ended March 31, 2002:

First quarter ended March 31, 2002 highlights:

•                  EBITDA increased 18% to $50.4 million.

•                  EBITDA margin increased to 49%.

•                  Free cash flow increased 249% to $14.6 million.

•                  Total customers increased 16,253 from December 31, 2001 with net adds of 8,157 post and prepaid and 8,096 wholesale customers.

•                  Retention improved to 98.0% from 97.8% in the fourth quarter of 2001.

•                  RCC reduced borrowings under its credit facility by $316.7 million, which included $289.7 million in net proceeds from the issuance of the 9 ¾% Senior Subordinated Notes and $27.0 million in cash flow from  operations.

Richard P. Ekstrand, president and chief executive officer, commented: “Our first quarter financial performance positions us to meet our previously announced expectations for 2002, continue the repayment of debt, and ultimately achieve future profitability.  Revenue increases together with improved operating efficiencies led to record EBITDA and EBITDA margins, resulting in increased free cash flow.”

Ekstrand added, “The reduction in debt through cash flow from operations resulted in an $18 million permanent reduction under our credit facility, further strengthening our financial position.”

9 ¾% Senior Subordinated Notes Issuance

On January 16, 2002, Rural Cellular issued $300 million of aggregate principal amount 9 ¾% senior subordinated notes due 2010.  The net proceeds from the sale were used to pay down existing debt under the credit facility.

Statement of Financial Accounting Standards No. 142

Depreciation and amortization expense for the three months ended March 31, 2002 decreased 29% to $19.0 million as compared $26.9 million in 2001.   The decrease primarily reflects the January 1, 2002 partial adoption of Statement of Financial Accounting Standards No. 142 and the corresponding discontinuance of amortization of goodwill and licenses in RCC’s statements of operations.   Upon full  adoption of this statement, the Company is required to initiate a transitional impairment test related to goodwill and other indefinite-lived intangible assets.  This evaluation will be completed in the 2nd quarter of 2002.

Independent Public Accountants

In light of circumstances involving Arthur Andersen, RCC is evaluating proposals relating to the engagement of a new independent public accountant for 2002 and subsequent years. It is expected that Arthur Andersen will not be engaged to audit the Company’s 2002 financial statements.

Teleconference

On May 7, 2002 at 8:00 AM CT, a teleconference will be held to discuss the first quarter 2002 operating results and certain 2002 expectations.  To participate in the call, please dial (888) 566-5907, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code.  To access a replay of this call, please dial (800) 664-4219. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward Looking Statement

Statements about RCC’s anticipated performance are forward looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to service debt and other factors discussed from time to time in RCC’s filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director—Equity (320) 808-2451
Suzanne Allen, Treasurer—Preferred Securities and Debt (320) 808-2156
World Wide Web address: http://www.rccwireless.com

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RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31 ,
	2002	2001
REVENUES:
Service	$74,313	$70,036
Roaming	26,162	23,215
Equipment	3,279	5,133
Total revenues	103,754	98,384

OPERATING EXPENSES:
Network costs	22,989	23,006
Cost of equipment sales	3,451	6,428
Selling, general and administrative	26,913	26,219
Depreciation and amortization	18,976	26,898
Total operating expenses	72,329	82,551

OPERATING INCOME	31,425	15,833

OTHER INCOME (EXPENSE):
Interest expense, net	(27,009)	(31,280)
Other	135	—
Other expense, net	(26,874)	(31,280)

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT ADJUSTMENT	4,551	(15,447)

EXTRAORDINARY ITEM—early extinguishment of debt	(3,319)	—

INCOME (LOSS) BEFORE CUMULATIVE EFFECT ADJUSTMENT	1,232	(15,447)

CUMULATIVE EFFECT ADJUSTMENT	—	137

NET INCOME (LOSS))	1,232	(15,310)

PREFERRED STOCK DIVIDEND	(14,215)	(12,947)

NET LOSS APPLICABLE TO COMMON SHARES	$(12,983)	$(28,257)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	11,918	11,840

NET LOSS PER BASIC AND DILUTED SHARE:
Net loss applicable to common shares before extraordinary item and cumulative effect adjustment	$(0.81)	$(2.40)
Extraordinary item—early extinguishment of debt	(0.28)	—
Cumulative effect adjustment	—	0.01
Net loss per basic and diluted share	$(1.09)	$(2.39)

COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(12,983)	$(28,257)
Hedging activity:
Cumulative effect of SFAS No. 133	—	(5,917)
Quarterly hedging adjustment	4,388	(10,846)
TOTAL COMPREHENSIVE LOSS	$(8,595)	$(45,020)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data) (Unaudited)

ASSETS

	As of
	March 31, 2002	December 31, 2001
CURRENT ASSETS:
Cash	$1,935	$1,995
Accounts receivable, less allowance of $3,309 and $4,016	43,409	45,279
Inventories	4,652	6,617
Other current assets	2,277	2,408
Total current assets	52,273	56,299

PROPERTY AND EQUIPMENT, less accumulated depreciation of $151,125 and $137,776	238,155	244,980

LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $133,433 and $128,633	1,499,484	1,505,107
Deferred debt issuance costs, less accumulated amortization of $8,241 and $8,306	28,119	22,549
Other assets, less accumulated amortization of $1,306 and $1,230	7,188	7,844
Total licenses and other assets	1,534,791	1,535,500
	$1,825,219	$1,836,779

 LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$31,638	$35,356
Advance billings and customer deposits	9,292	9,315
Accrued interest	19,433	13,033
Dividends payable	5,878	5,710
Other accrued expenses	7,898	11,158
Total current liabilities	74,139	74,572

LONG-TERM LIABILITIES	1,273,450	1,290,338
Total liabilities	1,347,589	1,364,910

PREFERRED SECURITIES	522,862	508,836

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,194 and 11,176 issued	112	112
Class B common stock; $.01 par value; 10,000 shares authorized,728 and 728 issued	7	7
Additional paid-in capital	192,294	191,964
Accumulated deficit	(211,456)	(198,473)
Accumulated other comprehensive loss	(26,189)	(30,577)
Total shareholders’ deficit	(45,232)	(36,967)
	$1,825,219	$1,836,779

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three months ended March 31
	2002	2001
OPERATING ACTIVITIES:
Net income (loss)	$1,232	$(15,310)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	18,976	26,898
Extraordinary item—early extinguishment of debt	3,319	—
Change in financial instrument valuation	4,258	1,095
Other	995	(158)
Change in other operating elements:
Accounts receivable	1,995	1,587
Inventories	1,965	(794)
Other current assets	131	278
Accounts payable	(3,719)	(11,949)
Advance billings and customer deposits	(23)	684
Other accrued expenses	5,153	3,922
Net cash provided by operating activities	34,282	6,253

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(8,765)	(7,255)
Purchases of wireless properties	—	(141,917)
Assets held for sale	—	(37,131)
Other	738	(36)
Net cash used in investing activities	(8,027)	(186,339)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	330	758
Proceeds from issuance of long-term debt	320,700	315,350
Repayments of long-term debt	(337,358)	(69,650)
Proceeds from swaption	—	8,720
Payments of debt issuance costs	(9,941)	(1,101)
Other	(46)	207
Net (used in) cash provided by financing activities	(26,315)	254,284

NET (DECREASE) INCREASE IN CASH	(60)	74,198

CASH, at beginning of period	1,995	2,205

CASH, at end of period	$1,935	$76,403

Unaudited
Consolidated Operating Data:	Three months ended March 31,
	2002	2001
Penetration (1) (2)	10.9%	10.1%

Retention (3)	98.0%	98.0%

Average monthly revenue per customer (4)	$54	$54
Net average monthly revenue per customer, (including incollect cost)	$47	$46

Acquisition cost per customer (5)	$318	$247
Acquisition cost per customer (excluding phone service depreciation)	$255	$237

Customers at period end
Postpaid cellular	591,001	555,913
Prepaid cellular	34,784	24,486
Wireless Alliance	15,141	14,517
Wholesale	37,235	23,069
Total customers	678,161	617,985

POPs (1)
RCC Cellular	5,161,000	5,161,000
Wireless Alliance	732,000	732,000
Total POPs	5,893,000	5,893,000

(in thousands)
EBITDA (6)	$50,401	$42,731
Interest expense, net	(27,009)	(31,280)
Capital expenditures	(8,765)	(7,255)
Free cash flow (7)	$14,627	$4,196

 (1)       Updated to reflect 2000 U.S. Census Bureau data.

(2)          Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to POPs.

(3)          Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)          Determined for each period by dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(5)          Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

(6)          EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity. Also, as calculated above, EBITDA may not be directly comparable to similarly titled measures reported by other companies.

(7)          Free cash flow is defined as EBITDA less net interest expense and capital expenditures.